UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Vuzix Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-3392453
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Town Centre Drive, Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-160417
Securities to be registered pursuant to Section 12(g) of the Act:
common stock, par value $0.001 per share
(Title of class)
warrants to purchase common stock
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
     Descriptions of the common stock, par value $0.001 per share (the “Common Stock”), of Vuzix Corporation, a Delaware corporation (the “Registrant”), and of the warrants to purchase Common Stock (the “Warrants”) registered hereunder are set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-160417) originally filed with the Securities and Exchange Commission on July 2, 2009, as amended to date and as may be amended from time to time hereafter (the “Registration Statement”), which descriptions are incorporated herein by reference. The descriptions of the Common Stock and Warrants included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.
Item 2. Exhibits
          The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 to the Registration Statement filed July 2, 2009)
2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement filed October 16, 2009)
3	Bylaws of the Registrant, as amended to date (incorporated by reference to Exhibit 3.3 to the Registration Statement filed July 2, 2009)
4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement filed October 16, 2009)
5	Specimen certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement filed November 5, 2009)
6	Specimen Warrant certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement filed November 5, 2009)
7	Warrant Indenture between the Registrant and Computershare Trust Company of Canada (incorporated by reference to Exhibit 4.3 to the Registration Statement filed December 7, 2009)

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

December 8, 2009	VUZIX CORPORATION
	By:	/s/ Paul J. Travers
		Name:	Paul J. Travers
		Title:	President and Chief Executive Officer